UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 28, 2014

HUDSON GLOBAL, INC.
(Exact name of registrant as specified in charter)

Delaware	000-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

560 Lexington Avenue
New York, NY 10022
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (212) 351-7300
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORT ARRANGEMENT OF CERTAIN OFFICERS.

On November 28, 2014, Hudson Global, Inc. (the “Company”) and Latham Williams, the Senior Vice President, Legal Affairs and Administration, Corporate Secretary of the Company, entered into an Executive Agreement (the “Separation Agreement”) pursuant to which Mr. Williams’ employment with the Company will cease on December 31, 2014. Until December 31, 2014, Mr. Williams’ employment duties and responsibilities, as well as his compensation and benefits, will continue as provided in the Executive Employment Agreement entered into between the Company and Mr. Williams on January 25, 2012 and previously filed with the Securities and Exchange Commission, which is superseded by the Separation Agreement.

Under the Separation Agreement, Mr. Williams agrees to serve as a consultant to the Company in the role of Corporate Secretary from January 1, 2015 through December 31, 2015, subject to extension, provided that Mr. Williams may terminate the Separation Agreement at any time prior to the expiration of the term by providing at least 60 days’ advance notice of termination to the Company. In consideration for his services as Corporate Secretary, the Company will pay Mr. Williams an annual consulting fee of $100,000, payable semi-monthly during the term of the Separation Agreement.

Pursuant to the Separation Agreement, the Company will provide Mr. Williams with certain payments and benefits, provided that Mr. Williams executes and does not revoke a form of general release of claims against the Company. The Company will pay Mr. Williams $300,000 over a 12-month period commencing on December 31, 2014 in accordance with the payroll practices of the Company in effect from time to time, and less such taxes and other deductions required by applicable law. If Mr. Williams elects to exercise his rights to continue group medical and dental plan coverage for a limited period within the statutorily prescribed time period, and Mr. Williams pays an amount equal to an active employee’s share of the premium for such group medical and dental plan coverage, then the Company will waive the remaining COBRA continuation premium for the 18-month period following December 31, 2014. The 3,060 non-vested performance shares of the Company that the Company previously granted to Mr. Williams scheduled to vest on March 1, 2015 will fully vest as of December 31, 2014. The Company will also pay or reimburse Mr. Williams for up to $5,000 of legal or tax advisory services, provided that Mr. Williams uses such services prior to December 31, 2015. Mr. Williams will also remain entitled to receive any annual bonus award payable to him for the year ending December 31, 2014 under the Company’s annual incentive program.

The Separation Agreement contains certain restrictive covenants of Mr. Williams in favor of the Company, including covenants generally prohibiting Mr. Williams, during the period ending on the later of the 12-month period following December 31, 2014 or the end of Mr. Williams’ consulting arrangement with the Company, from soliciting certain current or prospective clients of the Company or its subsidiaries and from soliciting for employment or hiring any individual who was employed by the Company or any of its subsidiaries as of December 31, 2014.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)    Not applicable

(b)    Not applicable

(c)    Not applicable

(d)    Exhibits.

Exhibit No.	Description
10.1	Executive Agreement, dated as of November 28, 2014, between Hudson Global, Inc. and Latham Williams.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON GLOBAL, INC.

Date:	December 4, 2014	By:	/s/ MANUEL MARQUEZ DORSCH
Manuel Marquez Dorsch
Chairman and Chief Executive Officer

Hudson Global, Inc.
Exhibit Index to Current Report on Form 8-K

Exhibit No.	Description
10.1	Executive Agreement, dated as of November 28, 2014, between Hudson Global, Inc. and Latham Williams.